EXHIBIT 23.1



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Star Technologies, Inc.


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-42042 and 2-97518) of our report dated
May 14, 1997, relating to the financial statements of Intrafed, Inc. for the years ended December 31, 1996 and 1995.



                                                       BDO Seidman, LLP


Washington, D.C.
September 25, 1997